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                                                                      Exhibit 24

                               POWER OF ATTORNEY


     The person whose signature appears below constitutes and appoints J. Pedro Reinhard and Frank H. Brod, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement or amendment (including post-effective amendments) on Form S-8 (or other appropriate form) (including post-effective amendment(s) to an S-4 Registration Statement filed by The Dow Chemical Company with the Securities and Exchange Commission on October 5, 1999, Registration No. 333-88443) in connection with the registration under the Securities Act of 1933 of shares of common stock, par value $2.50 per share, of The Dow Chemical Company to be issued in connection with the conversion of Union Carbide Corporation options into options to purchase common stock of the Company and the issuances or acquisitions of common stock of the Company under The Savings and Investment Program for Employees of Union Carbide Corporation and Participating Subsidiary Companies, and of deferred obligations under the Union Carbide Compensation Deferral Program; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.


Signature                     Title                            Date


/s/ A.A. Allemang             Director and Executive Vice      December 14, 2000
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A. A. Allemang                President


/s/ J.K. Barton               Director                         December 14, 2000
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J. K. Barton


/s/ F.H. Brod                 Vice President and Controller
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F. H. Brod                    (Principal Accounting Officer)   December 13, 2000


/s/ D.T. Buzzelli             Director                         December 14, 2000
---------------------------
D. T. Buzzelli


/s/ A.J. Carbone              Vice Chairman of the Board       December 14, 2000
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A. J. Carbone
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/s/ J.M. Cook                 Director                         December 14, 2000
---------------------------
J. M. Cook


/s/ J.C. Danforth             Director                         December 14, 2000
---------------------------
J. C. Danforth


/s/ W.D. Davis                Director                         December 19, 2000
---------------------------
W. D. Davis


/s/ B.H. Franklin             Director                         December 14, 2000
---------------------------
B. H. Franklin


/s/ A.D. Gilmour              Director                         December 14, 2000
----------------
A. D. Gilmour


/s/ M.D. Parker               Director, President and          December 13, 2000
---------------------------
M. D. Parker                  Chief Executive Officer


/s/ J.P. Reinhard             Director, Executive Vice         December 13, 2000
---------------------------
J. P. Reinhard                President and Chief Financial
                               Officer


/s/ H.T. Shapiro              Director                         December 14, 2000
---------------------------
H. T. Shapiro


/s/ W.S. Stavropoulos         Chairman of the Board            December 14, 2000
---------------------------
W. S. Stavropoulos


/s/ P.G. Stern                Director                         December 14, 2000
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P. G. Stern